SPONSORED RESEARCH AGREEMENT
                             ----------------------------


          This Agreement, effective as of May 1, 1996 (the "Effective Date"), is between the University of Massachusetts ("Institution"), a public institution of higher education of the Commonwealth of Massachusetts, and CompuMed, Inc. ("Sponsor"), a Delaware corporation.

                                       RECITALS
                                       --------


          WHEREAS, as of the Effective Date, Sponsor and Institution have entered into an Exclusive License Agreement (the "License Agreement") with respect to certain Dual Energy CCD Technology that was invented by Dr. Andrew Karellas, a faculty member at Institution;

          WHEREAS, in connection with the execution of the License Agreement, Sponsor agreed to fund research with Dr. Andrew Karellas, in the further development of the licensed CCD Technology; and

          WHEREAS, Institution desires to receive such research funds for use by Dr. Karellas at Institution, on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, Institution and Sponsor hereby agree as follows:

     1.   Definitions.
          -----------

          1.1  "Confidential Information" shall mean any confidential or
                ------------------------
     proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with the performance of the Research Project, provided that such information is specifically designated as confidential. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, and research and development activities. Confidential Information does not include Research Results.

          1.2  "Field" shall mean the area of bone densitometry.
                -----

          1.3  "Inventions" shall mean any potentially patentable invention bad
                ----------
     on the Research Results which is (i) conceived during the Term by employees of Institution or Sponsor, or both, and (ii) reduced to practice either during the Term or within a period of six (6) months after the conclusion of the Term.

          1.4  "Patent Rights" shall mean all United States and foreign patent
                -------------
     applications claiming an Invention, including any divisional, continuation, continuation-in-part (to the extent that the claims are directed to an Invention), and foreign equivalents thereof, as well as any patents issued thereon or reissues thereof "Institution Patent Rights" shall mean Patent
                                  -------------------------
     Rights claiming Inventions that are conceived and reduced to practice solely by employees of Institution, as determined under the patent laws of the United States, and assigned to Institution. "Joint Patent Rights" shall
                                                      -------------------
     mean Patent Rights claiming Inventions that are conceived or reduced to practice jointly by employees of Institution and employees or consultants of Sponsor, as determined under the patent laws of the United States, and assigned to Institution or Sponsor.

          1.5  "License Agreement" means the Exclusive License Agreement dated
                -----------------
     as of the date hereof between Sponsor and Institution.

          1.6  "Materials" shall mean any tangible biological, chemical, or
                ---------
     physical materials (including prototypes). In the case of biological materials, the term "Materials" shall also include tangible materials that are routinely produced through use of the original materials, including, for example, any progeny derived from a cell line, monoclononal antibodies produced by hybridoma cells, DNA or RNA replicated from isolated DNA or RNA, recombinant proteins produced through use of isolated DNA or RNA, and recombinant proteins isolated from a cell extract or supernatant by non-proprietary affinity purification methods.

          1.7  "Principal Investigator" shall mean an employee of Institution
                ----------------------
     who has primary responsibility for the performance of the Research Project. The Principal Investigator is identified in Section 2.1. below.

          1.8  "Project Materials" shall mean Materials that are discovered or
                -----------------
     developed in the performance of the Research Project.

          1.9  "Proprietary Materials" shall mean any proprietary Materials
                ---------------------
     other than Project Materials that are furnished by one party (the "Supplier") to the other party (the "Recipient") in connection with the performance of the Research Project.

          1.10 "Research Project" shall mean the research project described on
                ----------------
     Exhibit A ("Description of Research Project"), which Institution agrees to
     ---------
     perform under the terms and conditions of this Agreement.

          1.11 "Research Results" shall mean all data, test results, laboratory
                ----------------
     notes, techniques, know-how, and any other research results that are obtained in the performance of the Research Project. The term "Research Results" shall not include any Project Materials, patentable inventions, copyrighted or copyrightable works, trademarks or service marks, or other intellectual property based on the Research Results. As a matter of policy, Institution ordinarily will not assert trade secret protection for Research Results.

          1.12 "Technical Representative" shall mean an individual designated by
                ------------------------
     Sponsor as its principal technical representative for consultation and communications with Institution and the Principal Investigator. The Technical Representative is identified in Section 2.1. below.

          1.13 "Term" shall mean the term of this Agreement as further defined
                ----
     in Section 6.1. below.

     2.   Performance of Research Project.
          -------------------------------

          2.1  Principal Investigator and Technical Representative. The
               ---------------------------------------------------
     Principal Investigator shall be Dr. Andrew Karellas. If Dr. Karellas ceases to serve as Principal Investigator for any reason, Institution will promptly notify Sponsor, and Institution and Sponsor shall use good faith efforts to identify a mutually acceptable replacement within sixty (60) days. If a suitable replacement Principal Investigator cannot be identified within the sixty-day period, Sponsor shall have right to terminate this Agreement as provided in Section 6.2. Sponsor shall identify its Technical Representative within sixty (60) days after the Effective Date. Sponsor may change its Technical Representative upon thirty (30) days written notice to Institution.

          2.2  Performance of Research Project. Institution shall use reasonable
               -------------------------------
     efforts to complete the Research Project in accordance with Exhibit A;
                                                                 ---------
     however, Institution makes no warranties regarding the completion of the Research Project or the achievement of any particular results. The Principal Investigator shall direct the Research Project and shall control the manner of its performance. The Technical Representative may consult informally with the Principal Investigator, both in person and by telephone, regarding the performance of the Research Project. The Technical Representative shall have reasonable access to Institution facilities where the Research Project is being conducted, but the exact time and manner of such access shall be determined by the Principal Investigator.

          2.3  Records, Materials, and Reports.  The Principal Investigator will
               -------------------------------
     prepare and maintain records containing all Research Results, including laboratory notebooks maintained in accordance with customary academic practice. During the term of this Agreement, and at the convenience of the Principal Investigator, the Technical Representative shall have reasonable access to such research records, and the Principal Investigator agrees to furnish Sponsor, upon request, with reasonable amounts of any Project Materials, subject to availability. Within ninety (90) days after the expiration or termination of this Agreement, the Principal Investigator shall deliver to Sponsor a final report describing all significant Research Results in reasonable detail; provided, however, that the Principal Investigator may extend this ninety-day deadline with the consent of Sponsor, which consent shall not be unreasonably withheld.

     3.   Contributions of Sponsor.
          ------------------------

          3.1  Contributions to Research Project. Sponsor shall contribute to
               ---------------------------------
     the Research Project the financial support, equipment, personnel, technology, and other resources listed on Exhibit B ("Sponsor
                                               ---------
     Contributions"). Sponsor may also furnish Institution and the Principal Investigator with certain Confidential Information and Proprietary Materials, which shall remain the property of Sponsor. Institution and the Principal Investigator reserve the right to refuse to accept any Confidential Information or Proprietary Materials offered by Sponsor.

          3.2  Payments to Institution. In consideration of the performance of
               -----------------------
     the Research Project, Sponsor shall make advance quarterly payments to Institution in the amounts listed on Exhibit B ("Sponsor Contributions").
                                          ---------
     Payments should be made in the name of the "University of Massachusetts" and sent to the Bursars Office at the Medical Center, with reference to the Karellas research. If this Agreement is terminated prior to the expiration of the Term for any reason other than a material breach by Institution (as described in Section 6.3.) or loss of the Principal Investigator (as described in Section 6.2), then on the effective date of such termination, Sponsor shall pay Institution the entire amount of any uncancellable financial commitments that Institution intended to pay through Sponsor Contributions, including without limitation (i) salaries for appointed employees for the remainder of their term of appointment (e.g., postdoctoral fellows) and stipends for graduate students and (ii) Institution expenses previously incurred for equipment, travel, and associated indirect costs. At the request of Sponsor, within a reasonable time after the expiration or termination of this Agreement, Institution shall furnish Sponsor with a final accounting of all expenses incurred in connection with the Research Project and all funds received from Sponsor pursuant to this Section 3.2., together with a check payable to Sponsor in the amount of ally unexpended and uncommitted funds.

          3.3  Use of Funds. Institution shall monitor expenditures, in
               ------------
     accordance with its institutional policies, to ensure that the funds provided by Sponsor are spent in connection with the performance of the Research Project.

          3.4  Ownership of Equipment.  Upon termination or expiration of this
               ----------------------
     Agreement, Institution shall retain title to all equipment purchased or fabricated by Institution with funds provided by Sponsor; provided, however, that Company shall have title to any prototypes that are listed as deliverables under Exhibit A. In addition, Sponsor shall retain title to
                        ---------
     proprietary equipment and software that Sponsor provides to Institution for use in the Research Project, which equipment and software will initially be identified on Exhibit B or later identified in a transmittal letter or
                   ---------
     other document that accompanies such equipment and software when delivered to Institution.

     4.   Confidential Information; ProPrietary Materials; Publications.
          -------------------------------------------------------------

          4.1  Confidential Information.
               ------------------------

               (a)  Designation. Confidential Information that is disclosed in
                    -----------
     writing shall be marked with a legend indicating its confidential status (such as "Confidential" or "Proprietary"). Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

               (b)  Obligations. During the Term and thereafter for a period of
                    -----------
     three (3) years, the Receiving Party shall (i) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential information for the performance of the Research Project; (ii) use all Confidential Information solely for the performance of the Research Project; and (iii) allow its directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary for the performance of the Research Project, with all such reproductions being considered Confidential Information.

               (c)  Exceptions. The obligations of the Receiving Party under
                    ----------
     Section 4.1.(b) above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement;
     (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure.

               (d)  Ownership and Return. The Receiving Party acknowledges that
                    --------------------
     the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its Confidential Information in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

          4.2  Proprietary Materials.
               ---------------------

               (a)  Limited Use and Transfer. The Recipient shall use
                    ------------------------
     Proprietary Materials only for the performance of the Research Project. The Recipient shall use the Proprietary Materials only in compliance with all applicable federal, state, and local laws and regulations. The Recipient shall not use the Materials in any in vivo experiments on human subjects.
                                        -------
     The Recipient shall not transfer any Proprietary Materials to any third party without the prior written consent of the Supplier.

               (b)  Warranty Disclaimer. Any Proprietary Materials that are
                    -------------------
     furnished to a party pursuant to this Agreement are provided for experimental purposes and may have hazardous properties. THE SUPPLIER MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, With RESPECT TO ANY PROPRIETARY MATERIALS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF PROPRIETARY MATERIALS WILL NOT INFRINGE ANY PATENT RIGHTS OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

               (c)  Ownership and Return. The Recipient acknowledges that the
                    --------------------
     Supplier (or any third party entrusting its Materials to the Supplier) claims ownership of its Proprietary Materials in the possession of the Recipient. The Recipient agrees to cause its employees to execute and deliver any documents of assignment or conveyance to effectuate the ownership rights of the Supplier in Proprietary Materials. Upon the expiration or termination of this Agreement, the Recipient shall at the instruction of Supplier either destroy or return any unused Proprietary Materials.

               4.3  Publications. Institution and its employees will be free to
                    ------------
     publicly disclose (through journals, lectures, or otherwise) the Research Results, provided that the Principal Investigator shall have provided a copy of the proposed disclosure to Sponsor at least sixty (60) days prior to the submission of any written or electronic (including LAN, WAN and Internet) publication (or manuscript for consideration for publication) and at least thirty (30) days prior to any oral public disclosure (the "Review Period") to allow Sponsor to determine whether any Invention or its Confidential Information would be disclosed. The parties expressly agree that research grant proposals submitted to federal, state, or local agencies or non-profit organizations shall not be considered a public disclosure under this Section; however, the University shall use reasonable efforts to instruct its researchers to avoid disclosing Inventions in such grant proposals. If Sponsor reasonably determines that the proposed disclosure would reveal an Invention or Sponsor Confidential Information, then Sponsor shall notify Institution and the Principal Investigator of such determination and its basis prior to the expiration of the Review Period. With respect to disclosure of an Invention, upon receipt of timely notice by Sponsor, the Principal Investigator agrees to delay submission of the written publication or presentation of the oral public disclosure until one of the following events occurs: (i) Sponsor and Institution agree that no patentable Invention exists; (ii) Institution or Sponsor files a patent application claiming the relevant Invention pursuant to Article 5; (iii) Sponsor, Institution, and Principal Investigator jointly agree upon deletions that prevent disclosure of any Invention; or (iv) a period of sixty (60) days elapses commencing with the effective date of notice to Institution. With respect to disclosure of Sponsor Confidential Information, upon receipt of timely notice by Sponsor, the Principal Investigator agrees to delete such information from any proposed disclosure.

     5.   Intellectual Property.
          ---------------------

          5.1  Assignment of Rights in Inventions and Project Materials. The
               --------------------------------------------------------
     Principal Investigator agrees to assign all rights in any Invention and all commercial rights in any Project Material to Institution. The Principal Investigator shall cause every person who may be involved in the Research Project to sign the University Participation Agreement, which assigns all rights in Inventions to Institution. Sponsor represents and warrants that all of its employees and consultants who may be involved in the Research Project shall have agreed to assign to Sponsor all rights in Inventions and all commercial rights in Project Materials.

          5.2  Ownership of Patent Rights and Project Materials. In accordance
               ------------------------------------------------
     with United States patent law, Institution shall have sole ownership of all Institution Patent Rights and Institution and Sponsor shall have joint, undivided ownership of all Joint Patent Rights. Institution shall have sole ownership of commercial rights in all Project Materials not claimed in the Patent Rights; however, if a Project Material incorporates one or more Sponsor Proprietary Materials, University may not exploit commercial rights in that Project Material without the written consent of Sponsor.

          5.3  Notice of Inventions and Project Materials. The Principal
               ------------------------------------------
     Investigator shall promptly disclose to Institution the conception or reduction to practice of any Invention and the development or discovery of any commercially valuable Project Material that is not otherwise disclosed as an Invention. Institution and Sponsor shall provide prompt written notice to the other of the internal disclosure by its employees of any Invention. Institution and Sponsor shall discuss whether to obtain Patent Rights for the Invention and whether such Patent Rights would constitute Institution Patent Rights or Joint Patent Rights. Institution shall provide prompt written notice to Sponsor of the internal disclosure of any commercially valuable Project Material that is not otherwise disclosed as an Invention.

          5.4  Responsibility for Patent Rights.
               --------------------------------

               (a)  Primary Responsibility with Institution. Institution shall
                    ---------------------------------------
     have primary responsibility, at the expense of Sponsor, for the preparation, filing, prosecution, and maintenance of all Institution Patent Rights and Joint Patent Rights, using patent counsel reasonably acceptable to Sponsor. Institution shall consult with Sponsor as to the preparation, filing, prosecution, and maintenance of all such Patent Rights reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office and shall furnish Sponsor with copies of all relevant documents reasonably in advance of such consultation. Institution shall use reasonable efforts to ensure that patent applications filed under this Subsection are prepared in a manner that, assuming the exercise of the Option Right and subsequent execution of a license agreement, gives Sponsor the greatest possible degree of exclusivity in the Field.

               (b)  Abandonment. In the event that Institution desires to
                    -----------
     abandon any patent or patent application within the Patent Rights, or if Institution declines to assume responsibility for obtaining patent protection for any Invention, Institution shall provide Sponsor with reasonable prior written notice of such intended abandonment or decline of responsibility, and Sponsor shall have the right, at its expense, to prepare, file, prosecute, and maintain the relevant Patent Rights.

               (c)  Cooperation. Institution and Sponsor shall cooperate fully
                    -----------
     in the preparation, filing, prosecution, and maintenance of all Institution Patent Rights and Joint Patent Rights. Such cooperation includes, without limitation, (i) promptly executing all papers and instruments or requiring employees of institution or Sponsor to execute such papers and instruments as reasonable and appropriate so as to enable Institution or Sponsor to file, prosecute, and maintain such Patent Rights in any country; and (ii) promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patent Rights.

               (d)  Payment of Expenses. Within thirty (30) days after
                    -------------------
     Institution invoices Sponsor, Sponsor shall reimburse Institution for all reasonable patent-related expenses incurred by Institution pursuant to
     Section 5.4.(a). Institution shall have no obligation to reimburse Sponsor for expenses incurred by Sponsor pursuant to Section 5.4.(b). Sponsor may elect, upon sixty (60) days written notice to Institution, to cease payment of the expenses associated with obtaining or maintaining patent protection for one or more Patent Rights in one or more countries. In such event, Sponsor shall lose all rights under this Agreement with respect to such Patent Rights in such countries.

          5.5  Option for Exclusive License. Subject to the rights previously
               ----------------------------
     granted by University to Sponsor, Lunar Corporation, and Hologic, Inc. pursuant to the tri-exclusive license arrangement set forth in the License Agreement, as such rights relate to U.S. Patents No. 5,465,284 and 5,150,394 entitled "System for Quantitative Radiographic Imaging" and any divisional, continuation, continuation-in-party, reissue, extension, or foreign counterpart of either such patent, Institution hereby grants Sponsor a first option to obtain a worldwide, royalty-bearing, exclusive license (with the right to sublicense) under its commercial rights in any Institution Patent Rights, Joint Patent Rights, and commercially valuable Project Materials in the Field (the "Option Right"). Sponsor may exercise the Option Right with respect to a particular Patent Right or Project Material by written notice to Institution which is received not later than sixty (60) days after the disclosure to Sponsor of the relevant Invention or Project Material (the "Option Period"). If Sponsor elects not to exercise the Option Right, or fails to exercise the Option Right during the Option Period, Institution shall be free to license its commercial rights under the relevant Patent Right or Project Material to any third party. If Sponsor does elect to exercise the Option Right, Institution and Sponsor shall negotiate in good faith a license agreement containing commercially reasonable terms and conditions, including a royalty rate in the range of three percent (3%) to six percent (6%). If Institution and Sponsor are unable to reach agreement within six (6) months after Sponsor exercised the Option Right (the "Negotiation Period"), Institution may offer its commercial rights in the relevant Patent Right or Project Material to any third parties; provided, however, that for a period of one (1) year after the Negotiation Period expires, Institution may only offer such rights to third parties on terms and conditions that are not more favorable than the last offer made by Institution to Sponsor, unless Institution first provides Sponsor with written notice of the more favorable offer and Sponsor either (i) declines in writing to accept the offer or (ii) fails to respond to the offer within thirty (30) days after receiving such notice.

          5.6  Use of Research Results and Project Materials. Each party shall
               ---------------------------------------------
     have the unrestricted right to use Research Results for any purpose and to use Project Materials for internal research (but not in a commercial product or in connection with a commercial service); provided, however, that in the case of Sponsor, such use does not infringe any claim of a patent application or an issued patent included in the Institution Patent Rights for which Sponsor has failed to obtain a license as provided in
     Section 5.5. above.

          5.7  Copyrightable Works. Institution or its employees shall have sole
               -------------------
     ownership of any copyrighted or copyrightable words (including reports and publications) that are created by Institution employees in the performance of the Research Project. Institution and the Principal Investigator hereby grant Sponsor an irrevocable, royalty-free, nontransferable, non-exclusive right to copy and distribute any research reports furnished to Sponsor under this Agreement and to prepare, copy, and distribute derivative works based on these research reports.

     6.   Term and Termination.
          --------------------

          6.1  Term. This Agreement shall commence on the Effective Date and
               ----
     shall remain in effect for a period of two (2) years, unless earlier terminated in accordance with the provisions of this Agreement.

          6.2  Loss of Principal Investigator. If the Principal Investigator
               ------------------------------
     leaves Institution or otherwise terminates his involvement in the Research Project, and if Institution and Sponsor fail to identify a mutually acceptable substitute as provided in Section 2.1., Sponsor may terminate this Agreement upon sixty (60) days prior written notice to Institution with no further obligation to Institution.

          6.3  Termination for Default. In the event that either party commits a
               -----------------------
     material breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice thereof, the other party may terminate this Agreement immediately upon written notice to the party in breach. If an alleged breach involves nonpayment of any amounts due Institution under this Agreement, the sixty-day notice period shall be reduced to a fifteen-day notice period after the first such breach.

          6.4  Force Majeure. Neither party will be responsible for delays
               -------------
     resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

          6.5  Effect of Termination. The following provisions shall survive the
               ---------------------
     expiration or termination of this Agreement: Articles 1, 4, and 7; Sections
     2.3. (obligation to deliver final report), 3.2. (obligation to deliver final accounting), 6.5., 8.2., 8.3., 8.5., 8.14., and 8.15. In addition, the provisions of Article 5 shall survive termination of this Agreement, as necessary to effectuate the rights of Sponsor, unless University has terminated this Agreement because of a material breach by Sponsor pursuant to Section 6.3.

     7.   Dispute Resolution.
          ------------------

          7.1  Procedures Mandatory. The parties agree that any dispute arising
               --------------------
     out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement; provided, however, that all procedures and deadlines specified in this Article may be modified by written agreement of the parties. If either party fails to observe the procedures of this Article, as modified by their written agreement, the other party may bring an action for specific performance in any court of competent jurisdiction.

          7.2  Dispute Resolution Procedures.
               -----------------------------

               (a)  Negotiation. In the event of any dispute arising out of or
                    -----------
     relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within ten (10) days after the date such notice is received by the other party (the "Notice Date"). Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and attempt to negotiate a settlement.

               (b)  Mediation. If the matter remains unresolved within sixty
                    ---------
     (60) days after the Notice Date, or if the senior executives fail to meet within thirty (30) days after the Notice Date, either party may initiate mediation upon written notice to the other party, whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, except that specific provisions of this Section shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within ninety (90) days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until one of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within one hundred and twenty (120) days after the Notice Date.

               (c)  Trial Without Jury. If the parties fail to resolve the
                    ------------------
     dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Section.

          7.3  Preservation of Rights Pending Resolution.
               -----------------------------------------

               (a)  Performance to Continue. Each party shall continue to
                    -----------------------
     perform its obligations under this Agreement pending final resolution of any dispute arising out or relating to this Agreement; provided, however, that a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.

               (b)  Provisional Remedies. Although the procedures specified in
                    --------------------
     this Article are the sole and exclusive procedures for the resolution of disputes arising out of relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

               (c)  Statute of Limitations. The parties agree that all
                    ----------------------
     applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Subsections 7.2.(a) and 7.2(b) are pending. The parties shall take any actions necessary to effectuate this result.

     8.   Miscellaneous.
          -------------

          8.1  Compliance with Law and Policies. Sponsor agrees to comply with
               --------------------------------
     applicable law and the policies of Institution in the area of technology transfer, including the Policy on Conflicts of Interest Relating to Intellectual Property and Commercial Ventures, the Intellectual Property Policy, and the Policy on Faculty Consulting and Outside Activities, and shall promptly notify Institution of any violation that Sponsor knows or has reason to believe has occurred or is likely to occur.

          8.2  Indemnification.
               ---------------

               (a)  Indemnity. Sponsor shall indemnify, defend, and hold
                    ---------
     harmless Institution and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon any of the Indemnitee in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) arising out of the negligence or willful misconduct of Sponsor in the performance of its Agreement or concerning any product, process, or service that is made, used, or sold pursuant to any right or license granted under this Agreement; provided, however, that such indemnification shall not apply to any liability, damage, loss, or expense to the extent directly attributable to (i) the negligent activities or intentional misconduct of the Indemnitee or (ii) the settlement of a claim, suit, action, or demand by Indemnitee without the prior written approval of Sponsor.

               (b)  Procedures. The Indemnitee agree to provide Sponsor with
                    ----------
     prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. Sponsor agrees, at its own expense, to provide attorneys reasonably acceptable to Institution to defend against any such claim. The Indemnitee shall cooperate fully with Sponsor in such defense and will permit Sponsor to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Sponsor, if representation of such Indemnitee by the counsel retained by Sponsor would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. Sponsor agrees to keep Institution informed of the progress in the defense and disposition of such claim and to consult with Institution with regard to any proposed settlement.

          8.3  Publicity Restrictions. Sponsor shall not us,e the name of
               ----------------------
     Institution or any of its trustees, officers, faculty, students, employees. or agents, or any adaptation of such names, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of Institution. The foregoing notwithstanding, Sponsor shall have the right to disclose such information without the consent of Institution (i) in any prospectus, offering memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation, provided that Sponsor shall have given Institution at least ten (10) days prior written notice of the proposed text for the purpose of giving University the opportunity to comment on such text, and (ii) to potential investors under a non-disclosure obligation.

          8.4  Representations and Warranties.
               ------------------------------

               (a)  Institution hereby represents that:

                    (i) It has the full legal power, authority and right to grant the option to license contained in this Agreement and to perform its obligations under this Agreement and upon execution and delivery by Sponsor, this Agreement will constitute valid and binding agreements of Institution enforceable against it in accordance with its terms.

                    (ii) Except as provided in the License Agreement, no other person or organization presently has any assignment, option or license of the Inventions in the U.S. or anywhere in the world.

                    (iii) Execution, delivery and consummation of this Agreement will not result in the breach of or give rise to cause for termination of any agreement or contract to which Institution may be a party. After the date hereof, Institution shall not enter into any agreement or take or fail to take any action which shall restrict its legal right to grant to Sponsor the rights and benefits contemplated under this Agreement.

               (b)  Sponsor hereby represents that:

                    (i) It has the full legal power, authority and right to grant the option to license contained in this Agreement and to perform its obligations under this Agreement and upon execution and delivery by Institution, this Agreement will constitute valid and binding agreements of Sponsor enforceable against it in accordance with its terms.

                    (ii) Execution, delivery and consummation of this Agreement will not result in the breach of or give rise to cause for termination of any agreement or contract to which Sponsor or its Affiliates may be a party. Neither Sponsor nor any of its Affiliates after the date hereof shall enter into any agreement or take or fail to take any action which shall restrict its legal right to grant to Institution the rights and benefits contemplated under this Agreement.

          8.5  Warranty Disclaimer. Institution makes no express warranties and
               -------------------
     disclaims any implied warranties as to any matter relating to this Agreement, including without limitation the performance or result of the Research Project; the availability of legal protection for any Research Results; Project Materials, Inventions, copyrightable works, or any other work product of the Research Project; or the validity or enforceability of any Patent Right that may be obtained pursuant to this Agreement. THERE ARE NO EXPRESS OR IMPLIED WARRANTS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR ANY PROJECT MATERIALS OR RESEARCH RESULTS, OR THAT THE USE OF PROJECT MATERIALS OR RESEARCH RESULTS WILL NOT ~FRINGE ANY PATENT RIGHTS OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY. Institution hereby represents and warrants that its employees are required to assign their rights in any Inventions to Institution.

          8.6  Notice to Other Investigators. The Principal Investigator shall
               -----------------------------
     furnish all investigators involved in the Research Project, including faculty, staff, students, and post-doctoral fellows, with written notice of their obligations under Articles 4 and 5 of this Agreement.

          8.7  Research Partially Funded by Grants.
               -----------------------------------

               (a)  Federal Government. To the extent that any Invention has
                    ------------------
     been partially funded by the federal government, this Agreement and the grant of any rights in such Invention is subject to and governed by federal law as set forth in 35 U.S.C. Sections 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations. If any term of this Agreement fails to conform with such laws and regulations, the relevant term shall be deemed an invalid provision and modified by the parties pursuant to Section 8.16.

               (b)  Other Organizations.  To the extent that any Invention has
                    -------------------
     been partially funded by a non-profit organization or state or local agency, this Agreement and the grant of any rights in such Invention is subject to and governed by the terms and conditions of the applicable research grant. If any term of this Agreement fails to conform with such terms and conditions, the relevant term shall be deemed an invalid provision and modified by the parties pursuant to Section 8.16. At the request of Sponsor, Institution shall make available to Sponsor the terms and conditions of any research grants that will partially fund the Research Project.

               (c)  Notification. University shall notify Sponsor prior to
                    ------------
     accepting such third party funding. If Sponsor objects to use of such funds in the Research Agreement, Sponsor may either (i) amend Exhibit B to
                                                             ---------
     substitute Sponsor funds for the proposed third-party funding, in. which case Institution will decline to accept the third-party funding, or (ii) terminate this Agreement effective as of the date the University receives such third-party funding.

          8.8  Tax-Exempt Status. Sponsor acknowledges that Institution, as a
               -----------------
     public institution of the Commonwealth of Massachusetts, holds the status of an exempt organization under the United States Internal Revenue Code. Sponsor also acknowledges that certain facilities in which the Research Project may be performed were financed through offerings of tax-exempt bonds. If the Internal Revenue Service determines, of if counsel to Institution reasonably determines, that any term of this Agreement jeopardizes the tax-exempt status of Institution or the bonds used to finance Institution facilities, the relevant term shall be deemed an invalid provision and modified by the parties pursuant to Section 8.16.

          8.9  Relationship of Parties.  For the purposes of this Agreement,
               -----------------------
     each party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for in this Agreement or authorized in writing by the other party.

          8.10 Counterparts. This Agreement may be executed in one or more
               ------------
     counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

          8.11 Headings. All headings are for convenience only and shall not
               --------
     affect the meaning of any provision of this Agreement.

          8.12 Binding Effect. This Agreement shall be binding upon and inure to
               --------------
     the benefit of the parties and their respective permitted successors and assigns.

          8.13 Assignment. This Agreement may not be assigned by either party
               ----------
     without the prior written consent of the other party, except that Sponsor may assign this Agreement to an affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates.

          8.14 Amendment and Waiver.  This Agreement may be amended,
               --------------------
     supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

          8.15 Governing Law. This Agreement shall be governed by and construed
               -------------
     in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflicts of law principles.

          8.16 Notice. Any notices required or permitted under this Agreement
               ------
     shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

          If to Institution:

          Office of Commercial Ventures and Intellectual Property
          University of Massachusetts
          55 Lake Avenue North
          Worcester, MA 01605

          Attention:     Joseph F.X. McGuirl
                         Executive Director

          Tel: (508) 856-1626
          Fax: (508) 856-5004

          If to Sponsor:

          CompuMed Inc.
          1230 Rosecrans Avenue, Suite 1000
          Manhattan Beach, CA 90266

          Attention: President

          Tel: (310) 643-5106
          Fax: (310) 536-6128

     All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

          8.17 Severability. In the event that any provision of this Agreement
               ------------
     shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 7. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

          8.18 Entire Agreement. Except for the License Agreement, this
               ----------------
     Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

     UNIVERSITY OF MASSACHUSETTS        COMPUMED INC.

     By:/s/ Joseph F.X. McGuirl             By: /s/ Rod N. Raynovich
        -------------------------	       -----------------------
        Joseph F.X. McGuirl                       Rod N. Raynovich
        Executive Director, CVIP                  President and Chief
                                               Executive Officer


          I hereby acknowledge and agree to the terms of Articles 4 and 5 and Sections 2.2., 2.3., and 8.5. of this Agreement, and I reaffirm that I will assign to Institution all of my right, title, and interest in any Inventions.


     ACKNOWLEDGED AND AGREED:

     /s/ Dr. Andrew Karellas
     ------------------------
     Dr. Andrew Karellas
     Principal Investigator

                                      EXHIBIT A

                           Description of Research Project
                           -------------------------------


     The objective of the sponsored research agreement with Dr. Andrew Karellas is to conceptualize and develop a prototype device which will perform, through digital radiography, a bone density measurement on the hands or feet. Initially, this will require a review of the literature and the capabilities provided by various component vendors in order to optimize the performance and ensure that state-of-the-art technology is being utilized in the final decision. After consideration of these technological alternatives, including their cost-effectiveness, accuracy, and patient radiation exposure levels, and establishment of design goals and specifications for the device, a suitable tested or prototype will be constructed jointly.

     The potential application of two designs will be carefully considered. The first and most preferred approach will be the use of a fiberoptic element with a CCD. Careful calculations will be conducted in order to arrive at the proper field of view coverage and adequate spatial resolution and contrast. Several types of fiberoptic elements and CCDs will be carefully considered before proceeding to specify a prototype. The potential of using a lens-coupled system will also be considered, and the final decision on lens versus fiberoptic coupling will be made jointly with CompuMed. This design will take into account the following:

          Characterization of the CCD under bone densitometry conditions.

          Consultation with CompuMed about optimal x-ray spectrum and infiltration.

          Selection of the appropriate x-ray phosphor.

          Measurement of the radiation dose required for adequate signal levels and comparison with the current technique now used by CompuMed.

          Evaluation of the relative merits between lens-based versus fiberoptically-coupled CCD.

          Alternatives to CCD, such as amorphous selenium and other digital detectors.

          Characterization of the response of the CCD as a function of x-ray exposure.

          Assessment of spatial resolution and decision on the optimal resolution.

          Measurement of the reproducibility in phantoms.

          Other measurement as requested by CompuMed provided they are within our capabilities.

                                      EXHIBIT B

                                Sponsor Contributions
                                ---------------------


     Financial Contributions
     -----------------------

     Year One:      $100,000
     Year Two:      $50,000

     These amounts shall be paid in equal quarterly installments in each year.

     These amounts include indirect costs at 57% of direct costs.

     These amounts will be spent in accordance with budgets agreed upon from time to time between the Principal Investigator and Company.


     Initial Equipment and Software on Loan
     --------------------------------------

     "Osteogram" software that was developed by, and is proprietary to, Sponsor

     No equipment is loaned as of the Effective Date.